EXHIBIT 4.07

SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) is dated as of August 19, 2002, and is made by and among EDUCATION MANAGEMENT CORPORATION, (the “Borrower”), the BANKS under the Credit Agreement (as hereafter defined), NATIONAL CITY BANK OF PENNSYLVANIA (the “Agent”), as the Agent for the Banks and Issuing Bank, WACHOVIA BANK, as Syndication Agent, SUNTRUST BANK, as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, and J.P. MORGAN CHASE BANK, as Documentation Agent.

RECITALS:

WHEREAS, the Borrower, the Banks and the Agent entered into that certain Amended and Restated Credit Agreement dated as of September 20, 2001, as amended by a First Amendment thereto dated as of February 15, 2002 (as amended, modified, extended or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested the Banks to increase the amount of Letters of Credit which can be issued under the Credit Agreement and to modify the provisions regarding issuance of such Letters of Credit.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT:

1.    Capitalized terms used herein and not otherwise defined shall have the meanings given to them under the Credit Agreement.

2.    Subsection 2.3(a) of the Credit Agreement is hereby amended and restated as follows:

“(a)    Issuance of Letters of Credit.    Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the Issuing Bank agrees to issue Letters of Credit, upon the request of the Borrower during the Availability Period, for the account of the Borrower and its Subsidiaries in an aggregate Stated Amount not to exceed THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000) minus any unreimbursed draws of any Letter of Credit; provided, however, the sum of the outstanding principal balance of Revolving Credit Loans, the Swing Loans, the Supplemental Swing Loans, the Stated Amount of issued Letters of Credit and the aggregate unreimbursed draws of any Letter of Credit shall at no time exceed the Revolving

Credit Commitment as the same may be reduced from time to time. The issuance of any Letter of Credit in accordance with the provisions of this Subsection 2.3(a) shall be in accordance with the Issuing Bank’s then current practices relating to the issuance by the Issuing Bank of stand-by and commercial letters of credit, as the case may be, including without limitation, the execution of appropriate application and reimbursement agreements, as well as subject to the satisfaction of each condition set forth in Section 7.1 hereof. No Letter of Credit shall be issued with an expiration date beyond the earlier of the Repayment Date or one year from the date of issuance. Letters of Credit may be issued for the account of the Borrower or for the account of a Subsidiary of the Borrower (upon receipt by the Issuing Bank from the account party of an application for a Letter of Credit and related documents required by the Issuing Bank). Excluding any Letters of Credit issued for the account of Argosy or any of its Subsidiaries for the benefit of DOE, the aggregate amount of all Letters of Credit issued for the account of the Subsidiaries of the Borrower shall not exceed Five Million and 00/100 Dollars ($5,000,000) at any one time outstanding. The Letters of Credit issued for the account of Argosy or any of its Subsidiaries in favor of DOE plus the other Letters of Credit issued for the account of the Subsidiaries of the Borrower shall be included in the Thirty-Five Million and 00/100 Dollars ($35,000,000) aggregate maximum dollar amount of Letters of Credit set forth above. All reimbursement obligations of the Subsidiaries of the Borrower with respect to Letters of Credit issued for the account of such Subsidiaries shall be guarantied by the Borrower pursuant to the Guaranty Agreement. The Borrower shall be listed as a co-applicant with respect to all Letters of Credit issued for the account of Argosy or any of its Subsidiaries for the benefit of DOE.”

3.    Section 5.1 of the Credit Agreement is hereby amended and restated as follows:

“5.1    Use of Proceeds.

Proceeds of the Revolving Credit Loans shall be used by the Borrower (a) to refinance the revolving credit loans, if any, outstanding under the Borrower’s Existing Credit Agreement, (b) for the payment of the purchase price and related expenses in connection with the acquisitions by the Borrower or its Subsidiaries of the ownership interests of Argosy, and (c) for general working capital purposes of the Borrower and its Active Subsidiaries, including but not limited to capital expenditures, the acquisition and development of additional schools, draws to meet DOE regulatory requirements and Permitted Acquisitions. Proceeds of the Term Loans shall be used by the Borrower for the payment of the purchase price and related expenses in connection with the acquisitions by the Borrower or its Subsidiaries of the ownership interests of Argosy. Proceeds of the Swing Loans shall be used by the Borrower to finance its general working capital purposes on a day-to-day basis. Proceeds of the Supplemental Swing Loans shall be used by the Borrower to finance its short term borrowing needs for general corporate purposes. The Letters of Credit may be issued in the aggregate stated principal amount not in excess of Thirty-Five Million and 00/100 Dollars ($35,000,000) at any one time outstanding for general corporate purposes.”

4.    By its execution below, the Borrower acknowledges and agrees that except as amended by this Amendment and the documents executed and delivered in connection herewith or in connection with the Credit Agreement, the Credit Agreement and the other Loan

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Documents and all obligations thereunder remain in full force and effect with respect to the Bank Indebtedness.

5.    The Credit Agreement, the Loan Documents and all prior amendments and modifications thereto are hereby modified solely to the extent that any of the terms or provisions thereof are irreconcilably inconsistent with the terms and provisions of this Amendment.

6.    The Recitals set forth above are incorporated herein by reference and made a part hereof, and the Borrower represents, warrants and attests to the veracity thereof as well as to the veracity of the representations set forth in the Credit Agreement as of the date hereof (except representations which expressly relate solely to an earlier date or time, which representations shall be true as of the specific dates or times referred to therein).

7.    The Borrower represents that this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors rights generally or by general equitable principles.

8.    Neither this Amendment nor the consummation of the transactions contemplated herein nor the performance by the Borrower of its obligations hereunder will (i) violate any law, rule or regulation or court order to which the Borrower is subject; (ii) conflict with or result in a breach of the Borrower’s articles of incorporation or bylaws or any material agreement or instrument to which any Borrower is subject or by which its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on the property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of Agent for the benefit of the Lenders.

9.    This Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

10.    This Amendment shall become effective when it has been executed by the Borrower, the Required Banks and the Agent.

[SIGNATURES BEGIN ON NEXT PAGE]

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[SIGNATURE PAGE 1 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

Executed as of the day and year first above written.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Robert T. McDowell
Name:	Robert T. McDowell
Title:	Executive Vice President and CFO

[SIGNATURE PAGE 2 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

NATIONAL CITY BANK OF PENNSYLVANIA, individually and as Agent

By:	/s/ John L. Hayes, IV
Name:	John L. Hayes
Title:	Vice President

[SIGNATURE PAGE 3 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

WACHOVIA BANK, individually and as Syndication Agent

By:	/s/ Patrick J. Kaufmann
Name:	Patrick J. Kaufmann
Title:	Vice President

[SIGNATURE PAGE 4 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK, individually and as Syndication Agent

By:	/s/ William H. Crawford
Name:	William H. Crawford
Title:	Vice President

[SIGNATURE PAGE 5 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

FLEET NATIONAL BANK, individually and as Documentation Agent

By:	/s/ Edward McKenney
Name:	Edward McKenney
Title:	Senior Vice President

[SIGNATURE PAGE 6 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

J.P. MORGAN CHASE BANK, individually and as Documentation Agent

By:	/s/ John Malone
Name:	John Malone
Title:	Vice President

[SIGNATURE PAGE 7 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK ONE, NA

Successor by Merger to BANK ONE, MICHIGAN

By:	/s/ Patrick F. Dunphy
Name: Title:	Patrick F. Dunphy Director

[SIGNATURE PAGE 8 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ Christopher S. Helmeci
Name: Title:	Christopher S. Helmeci Vice President

[SIGNATURE PAGE 9 OF 9 TO SECOND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT]

AMERISERV FINANCIAL BANK

By:	/s/ Mitchell D. Edwards
Name: Title:	Mitchell D. Edwards President